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                                                                  Exhibit 3.107

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                    U.S. OFFICE PRODUCTS SOUTHERN CALIFORNIA
                            ************************


      We, Kathleen M. Delaney, the Vice President, and Mark D. Director, the Assistant Secretary, of U.S. Office Products Southern California, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

      That they are the Vice President and the Assistant Secretary, respectively of U.S. Office Products Southern California, a California corporation.

      That the articles of incorporation of this corporation were filed by the Secretary of State on the Thirtieth day of March, 1978.

      That an amended and restatement of the articles of incorporation of this corporation has been approved by the board of directors.

      That a restatement of the articles of incorporation shall be as said articles are amended through the date of the filing of this certificate.

      The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      That the following sets forth the text of the articles of incorporation of this corporation as amended to the date of this certificate in full:


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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                    U.S. OFFICE PRODUCTS SOUTHERN CALIFORNIA

FIRST: That the name of the corporation is US OFFICE PRODUCTS, SOUTHERN CALIFORNIA DISTRICT, INC.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

THIRD: The total number of shares which the corporation is authorized to issue is 1,000 shares of Common Stock; all of such shares shall be with no par value.

FOURTH: The duration of this corporation is to be perpetual.

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      Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at 1025 Thomas Jefferson Street, NW, Suite 600 East, Washington, DC, on September 25, 1998.

                                           /s/ Kathleen M. Delaney
                                           ------------------------------------
                                           Kathleen M. Delaney, Vice President

                                           /s/ Mark D. Director
                                           ------------------------------------
                                           Mark D. Director, Assistant Secretary